UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2024

BUTLER NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Kansas	0-1678	41-0834293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Aero Plaza, New Century, Kansas	66031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (913) 780-9595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Departure of Director

On July 26, 2024, Joe Aric Peters notified Butler National Corporation (the “Company”) that he resigned as a member of the Company’s Board of Directors (the “Board”) effective immediately. His resignation is not due to any disagreement with the Company or with the Company’s operations, policies or practices.  Mr. Peters will remain with the Company as an Executive Officer.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUTLER NATIONAL CORPORATION

Date: July 30, 2024	/s/ Tad M. McMahon
Tad M. McMahon
Chief Financial Officer